Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S-3 of Commonwealth Biotechnologies, Inc. of our report dated January 23, 2004, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference on Form 10-KSB.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/    BDO Seidman, LLP

Richmond, Virginia

June 17, 2004